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                                                                     EXHIBIT 2.1


                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of April 8, 2003, between CNH Global N.V., a Netherlands corporation (the "Company"), on the one hand, and Fiat S.p.A, an Italian corporation ("Fiat"), Sicind S.p.A, an Italian corporation ("Sicind" and, together with Fiat, the "Affiliates"), and the other Shareholders from time to time party hereto, on the other hand.

                  WHEREAS, the Affiliates together currently own 8,000,000 Series A Automatic Convertible Perpetual Preferred Securities, par value
[EURO] 2.25 per share, with a liquidation preference of $250 per share, of the Company (the "Preferred Shares") issued to them pursuant to the Issue and Subscription Agreement dated as of April 3, 2003 and the Issue and Subscription Agreement dated as of April 4, 2003 (collectively, the "Subscription Agreement") in each case by and between the Affiliates and the Company;

                  WHEREAS, the Preferred Shares are convertible, under certain conditions, into an aggregate of 100,000,000 shares (the "Shares") of common stock (or such other number as may result from the application of the anti dilution adjustments set forth in the resolution of the Board of Directors containing the terms and conditions of the Preferred Shares), par value
[EURO] 2.25 per share, of the Company (the "Common Shares");

                  WHEREAS, the Company and the Affiliates desire to have the Preferred Shares and the Shares issuable upon conversion of the Preferred Shares be subject to the rights described herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Agreement" shall mean this Registration Rights Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange (or, if different, the principal exchange on which the Common Shares are traded) is not open for trading.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

                  "Permitted Transferee" shall mean any affiliate of either of the Affiliates and any other Person to which Registrable Securities are transferred in compliance with Section 13 hereof or any Subsidiary of Fiat.

                  "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization or other entity.

                  "Prospectus" shall mean the prospectus included in any Registration Statement, including any preliminary prospectus, and any such prospectus as supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities, and by all other amendments and supplements to such prospectus, and in each case including all documents incorporated by reference therein.

                  "Register", "Registered" and "Registration" refer to a registration of Registrable Securities effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such Registration Statement.

                  "Registrable Securities" shall mean (i) the Preferred Securities, (ii) the Shares to be received by the Shareholder pursuant to the conversion of the Preferred Shares and (iii) any securities of the Company issued or issuable with respect to any Registrable Securities referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) they shall have been distributed pursuant to Rule 144 or Rule 145 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred and (A) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and (B) they may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act, or (z) they shall have ceased to be outstanding. For purposes of this Agreement, a "class" of Registrable Securities shall mean all Securities with the same terms, provided that, for the avoidance of doubt, in the case of the Shares, the class shall refer only to the Shares, and shall not include any Common Shares other than those issued or issuable upon conversion of the Preferred Shares.

                  "Registration Expenses" shall mean all fees and expenses incident to the performance of or compliance with this Agreement as may reasonably be incurred by the Company for the registration, approval and/or sale of any Registrable Securities pursuant to this Agreement, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws (including without limitation the filing and examination fees under state securities laws, and such other fees and expenses as may be reasonably incurred by the Company for the registration, approval and issuance of the Registrable

Securities under various blue sky laws), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered, any fees and disbursements of underwriters, all underwriting discounts and commissions payable by the holders or otherwise and transfer stamp taxes, if any, relating to Registrable Securities or this Agreement and any other registration expenses incident to the registration of the Registrable Securities issued to the Shareholder.

                  "Registration Statement" shall mean a registration statement of the Company on Form F-3 (or, if the Company is not then eligible for Form F-3, such other form for which the Company then qualifies) that is filed by the Company with the Commission in accordance with Section 2 below. The term "Registration Statement" shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of references to a Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

                  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended from time to time.

                  "Shareholder" means each of the Affiliates and, except where the context clearly indicates otherwise, includes any other Person (including without limitation any Permitted Transferee):

                  (i) to whom any Registrable Securities or any rights to acquire any Registrable Securities are transferred by any Person that was, immediately prior to such transfer, a Shareholder;

                  (ii) who continues to hold such Registrable Securities or the right to acquire such Registrable Securities; and

                  (iii) to whom the transferring Shareholder has assigned any of its rights under this Agreement, in whole or in part, in accordance with the provisions of Section 13 of this Agreement with respect to such Registrable Securities;

                  "Subsidiary" means, with respect to any Person, (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

                  "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

                  (b) Capitalized terms used herein but not otherwise defined herein shall have the same meaning as in the Subscription Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with U.S. generally accepted accounting principles as in effect from time to time. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits. The words "hereof," "herein" and "hereunder", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, paragraph, schedule and exhibit references are to this Agreement unless otherwise specified.

                  2. Registration Rights.

                  (a) Demand Registration. (i) Upon receipt of a request for Registration hereunder from (A) any Affiliate (or any affiliate thereof) or (B) any other Shareholder or Shareholders holding in the aggregate not less than 25% of the number of shares of any class of the Registrable Securities (a "25% Shareholder," and together with any Affiliate or any affiliate thereof, a "Requesting Party"), the Company shall, with respect to any request received from a Requesting Party (or Parties), subject to the terms and conditions of this Agreement, prepare and file with the Commission, and use commercially reasonable efforts to have declared effective a Registration Statement under the Securities Act relating to the offer and sale by the Requesting Party (or Parties) specified in such request through such method or methods of distribution as specified in such request and otherwise in accordance with this Agreement, of the Registrable Securities specified in such request; provided, that the Shareholders shall be permitted to make only four requests for Registration hereunder and the Company shall not be required to prepare and file more than four Registration Statements pursuant to this Agreement, provided further, that the Company may satisfy its obligations under this Section 2(a) by
(i) filing a shelf Registration Statement on Form F-3 (a "Shelf Registration Statement") under the Securities Act relating to the offer and sale by the Shareholder(s) at any time and from time to time on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, through such method or methods of distribution as the Requesting Party (or Parties) shall select, of all of the Registrable Securities and (ii) using commercially reasonable efforts to keep such Shelf Registration Statement effective under the Securities Act for so long as permitted by Rule 415 under the Securities Act or, if earlier, until such time as no Shareholder owns any Registrable Securities. In the event that the Company elects to satisfy its obligations under this Section 2(a) by filing a Shelf Registration Statement, then Shareholders shall not be permitted to make any further requests for Registration hereunder and the Company shall not be required to prepare or file further Registration Statements pursuant to this Agreement, provided that all of the Registrable Securities have been registered thereunder or have otherwise become freely tradable under applicable securities laws.

                  (ii) Within five days following receipt of any request for a Registration, the Company shall deliver written notice of such request to all other holders of Registrable Securities of the class or classes to be registered. Thereafter, the Company shall include in such Registration any additional Registrable Securities of each such class which the holder or holders thereof have requested in writing be included in such Registration, provided that all requests therefor have been received by the Company within ten days of the Company's having sent the applicable notice to such holder or holders. All such requests shall specify the aggregate amount and class of Registrable Securities to be registered and the intended method of distribution of the same.

                  (iii) The Issuer shall be deemed to have effected a Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer.

                  (b) Expenses. The Registration Expenses in connection with the any registration effected pursuant to this Section 2 shall be borne by the Company.

                  3. Registration Procedures. If the Company is required to file a Registration Statement to Register Registrable Securities under the Securities Act as provided in Section 2, the Company will:

                  (i) prepare and within 60 days of the receipt of a request for Registration file with the Commission the Registration Statement required pursuant to Section 2, and use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable thereafter. Prior to filing such Registration Statement or any amendments thereto with the Commission, the Company shall furnish to one counsel selected by the requesting Shareholder(s) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents;

                  (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by any participating Shareholder (to the extent such request relates to information relating to such holder) or as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earliest of (A) the termination of this Agreement pursuant to
         Section 18 and (B) such time as all of such securities have been disposed of;

                  (iii) furnish to the Shareholder(s) such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement and any supplements thereto and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as the Shareholder(s) may reasonably request;

                  (iv) use commercially reasonable efforts to register or qualify all Registrable Securities registered pursuant to such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Shareholder(s) shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the securities owned by the Shareholder(s), except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to be subject to taxation generally or to consent to general service of process in any such jurisdiction;

                  (v) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholder to consummate the disposition of such Registrable Securities;

                  (vi) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or the documents incorporated by reference therein or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (vii) promptly notify the Shareholder at any time when the Company becomes aware that a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of the Shareholder and subject to
         Section 4(b)(i) and Section 8 hereof, promptly prepare and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (viii) make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

                  (ix) otherwise use commercially reasonable efforts to comply with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission, and consider any suggestions of the Shareholder with respect to such Registration Statement or Prospectus to ensure such compliance;

                  (x) provide a transfer agent and registrar for all Registrable Securities covered by the Registration Statement not later than the effective date of the Registration Statement;

                  (xi) use commercially reasonable efforts to list all Registrable Securities of a class covered by such Registration Statement on any securities exchange on which any of the Company's securities of such class are then listed or quoted; and

                  (xii) upon the reasonable request of the Shareholder, otherwise use all reasonable efforts to effect the registration of Registrable Securities under the Securities Act as provided in Section 2.

                  4. Shareholder's Obligations.

                  (a) Furnishing Information. The Shareholder shall furnish to the Company such information regarding the Shareholder and the distribution proposed by it as the Company may reasonably request, including, without limitation, providing the Company with questionnaires as are customary for similar transactions, and which the

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Company may reasonably request or as may be required by applicable securities laws and regulations, and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. The Shareholder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company or of the happening of any event, in either case as a result of which any Prospectus relating to such registration contains an untrue statement of a material fact regarding the Shareholder or the distribution of such Registrable Securities or omits to state any material fact regarding the Shareholder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to the Company promptly any additional information required to correct and update any previously furnished information or required such that such Prospectus shall not contain, with respect to the Shareholder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Blackouts.

                  (i) The Company may, by written notice to the Shareholder, postpone any registration which is requested pursuant to Section 2 or delivery of a Prospectus pursuant to Section 3(iv), suspend sales under a Registration Statement filed hereunder or defer the updating of such filed Registration Statement if (A) the Company reasonably believes that the use or updating of such Registration Statement or such sale, as the case may be, would require disclosure of a material non-public corporate development not otherwise required to be disclosed that the Company has a valid business purpose for not disclosing, (B) the Company is in the process of making, or preparing to make, a registered offering of securities that are the same as, similar to or convertible into or exchangeable or exercisable for the Shareholder securities with respect to which postponement, suspension or deferral is being made and the Company reasonably deems it advisable to temporarily discontinue disposition of securities by the Shareholder, or (C) the Company reasonably believes that disposition of securities by the Shareholder at such time would materially interfere with the business activities or plans of the Company for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company shall not be permitted to make such suspension or deferral (A) more than 2 times during any 12-month period, (B) for a period exceeding 60 days on any one occasion or (C) for a period exceeding 90 days in any 12-month period. In the event the Company makes any such election, the Shareholder agrees to keep confidential the fact of such election and any information provided by the Company in connection therewith, including, without limitation, information regarding the Company's own capital-raising activities and plans. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its right under this
         Section 4(b)(i).



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                  (ii) Notwithstanding the blackout rights set forth above in
         Section 4(b)(i), the Company may not exercise any blackout rights for a period of ten Business Days commencing on the effective date of any Registration Statement.

                  5. Registration Statement. In connection with the preparation and filing of a Registration Statement under the Securities Act, the Company shall:

                  (a) give the Shareholder and its counsel the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto; and

                  (b) provide to a Shareholder or any other Person who participates as an underwriter and its counsel in connection with the offering and sale of Registrable Securities reasonable and customary due diligence, including review of records and access to management and the Company's independent auditors.

                  6. Indemnification.

                  (a) Indemnification by the Company. In the event of any Registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, to the fullest extent permitted by law, indemnify and hold harmless each Shareholder and its respective directors, officers, agents and employees, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person who controls such Shareholder or any such underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages, liabilities, joint or several, to which such Shareholder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, any Prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Shareholder and its respective directors, officers, agents and employees and each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings (such reimbursement to be made as such expenses are incurred); provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any such Prospectus or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Shareholder for use in the preparation thereof, (ii) the use of any Prospectus after such time as the obligation of the Company to keep the same effective and current has expired, or (iii) the use of any Prospectus after such time as the Company has advised the Shareholder in writing that the filing of a post-effective amendment to the Registration Statement or supplement to the Prospectus is required, except such Registration Statement as so amended or such Prospectus as so supplemented, and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of the matters described in (i), (ii) or
(iii) above or such Person's failure to send or give a copy of the final Prospectus or supplement to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus or supplement and the Company had provided a reasonable number of copies of such final Prospectus or supplement to such Underwriter for delivery. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholder. The Company's indemnity hereunder shall relate only to the Registrable Securities, and the Company shall otherwise have no indemnity obligations with respect to other securities of the Company sold by the Shareholder or the registration thereof.

                  (b) Indemnification by the Shareholder. Each Shareholder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director and officer of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act and Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Shareholder for use in the preparation of such Registration Statement or amendment thereto or Prospectus or supplement thereto; provided, however, that the Shareholder shall not be liable to the extent that the losses, liabilities or expenses arise out of or are based upon (i) the use by the Company of any Prospectus after such time as the obligation of the Company to keep the same effective and current has expired or
(ii) the use by the Company of any Prospectus after such time as the Shareholder has advised the Company in writing that the filing of a post-effective amendment to the Registration Statement or supplement to the Prospectus is required with respect to any information contained in such Registration Statement or Prospectus concerning the Shareholder, except such Registration Statement as so amended or such Prospectus as so supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, or controlling person and shall survive the transfer of such securities by the Shareholder. In no event shall the liability of any Shareholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Shareholder from the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation.

                  (d) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (which benefits in the case of the Company shall be deemed to include the retirement of the Debt), as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

                  7. Covenants Relating to Rules 144/145 and 144A. (a) The Company will prepare and file in a timely manner, information, documents and reports in compliance with the Exchange Act so as to comply with the Securities Act and the requirements of such Acts and the rules and regulations thereunder and will, at its expense, forthwith upon the request of the Shareholder, deliver to the Shareholder a certificate, signed by the Company's principal financial officer or his designee, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of Series A Preference Shares and Common Shares outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either
Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will forthwith, upon the written request of the Shareholder, make publicly available such information with respect to the Company as is required by paragraph (c)(2) of Rule 144 and Rule 144A(d)(4) so long as necessary to permit sales pursuant to Rule 144 or Rule 144A, as applicable, and it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

                  (b) In the event a Requesting Party (or Parties) determines to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 or Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or another exemption under the Securities Act, the Company agrees that it shall use reasonable commercial efforts to cooperate with such Requesting Party (or Parties), in facilitating such sale, including by entering into such agreements (including a placement or other agreement) or preparing such documents, including without limitation a preliminary offering circular, an offering circular and/or any amendment or supplement thereto, or any supplement to this Agreement, as such Requesting Party (or Parties) shall reasonably request. Any such agreement or document shall, where appropriate, contain provisions substantially similar to those set forth herein, including those regarding payment of expenses, indemnities and contribution, provision of information and governing law. The Company further agrees to provide such representations and warranties to such Requesting Party (or Parties) or its third-party transferee as may be required to permit sales of Registrable Securities in a private placement or pursuant to Rule 144A.

                  (c) So long as any of the Registrable Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  8. Limitation of Registration Rights. If requested by the underwriters for any Underwritten Offering, the Company and the Shareholder(s) of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, customary provisions regarding comfort letters, opinions of outside legal counsel and indemnities and provisions for contribution no less favorable to the recipient thereof than those provided in Section 6 hereof. The Shareholder(s) of any Registrable Securities to be included in any Underwritten Offering pursuant hereto shall enter into such an underwriting agreement at the request of the Company.

                  9. Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy if receipt is confirmed by return telecopy, or five days after being mailed by registered or certified mail, return receipt requested, in each case to the applicable addresses set forth below:

                  If to Fiat:

                  Fiat S.p.A.
                  Via Nizza, 250
                  10125 Turin
                  Attention:  Ferruccio Luppi
                  Facsimile:  39-011-0063-330

                  with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY 10006
                  Attention: Craig B. Brod, Esq.
                  Facsimile: 212-225-3999

                  And with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  Main Tower
                  Neue Mainzer Strasse 52

                  60311 Frankfurt am Main
                  Attention: Michael J. Volkovitsch, Esq.
                  Fax: 49 69 9710 3199



                  If to Sicind:

                  Sicind S.p.A.
                  Corso Ferrucci 112A
                  10100 Turin
                  Attention: Ferruccio Luppi
                  Facsimile: 39-011-0063-330

                  with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY 10006
                  Attention: Craig B. Brod, Esq.
                  Facsimile: 212-225-3999

                  And with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  Main Tower
                  Neue Mainzer Strasse 52
                  60311 Frankfurt am Main
                  Attention: Michael J. Volkovitsch, Esq.
                  Fax: 49 69 9710 3199




                  If to the Company:

                  CNH Global N.V.
                  Global Management Office
                  100 South Saunders Road
                  Lake Forest, Illinois 60045 USA
                  Attention:  General Counsel
                  Facsimile:  +1 847 955 4923

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022

                  Attention:  Christopher C. Paci, Esq.
                  Facsimile:  +1 212 848 7179

                  or to such other address as such party shall have designated by notice so given to each other party.

                  10. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the party against whom enforcement is sought or as expressly provided in Section 18. The failure of any party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  12. Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

                  13. Successors and Assigns. The registration rights of any Shareholder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until (i) the Company shall have received notice of such assignment as herein provided and an executed counterpart of this Agreement or other written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                  14. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  15. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Company and the Shareholder each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any thereof. Each of the Company and the

Shareholder hereby irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof to the Company or the Shareholder, as the case may be, by registered or certified mail, postage prepaid, return receipt requested, to such party at its address specified in Section 9 and the Company has appointed Roberto Miotto, Senior Vice President, General Counsel and Secretary of the Company, and Mark Pacioni, Senior Counsel Corporate Governance and Assistant Secretary of the Company, individually and severally, as agent for service of process of the Company in connection with the Registration Statement and any and all amendments (including without limitation, post-effective amendments) and supplements thereto, with all powers incident to such appointment. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  16. Name, Captions. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

                  17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

                  18. Termination. This Agreement shall terminate and be of no further force and effect upon the disposition of all securities covered by each Registration Statement filed pursuant to the provisions hereof; provided, however, that, notwithstanding this Section 18, the provisions of Section 6 shall survive the termination of this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            FIAT S.P.A.


                                            By:  ______________________________
                                            Name:
                                            Title:

                                            SICIND S.P.A.


                                            By:  ______________________________
                                            Name:
                                            Title:



                                            CNH GLOBAL N.V.


                                            By:  ______________________________
                                            Name: Paolo Monferino
                                            Title: Chief Executive Officer